Exhibit 99.2
Intuitive Surgical, Inc.
Unaudited Preliminary Quarterly and Annual Revenue Data and Metrics

	Three Months Ended			Twelve Months Ended
	December 31, 2024	December 31, 2023	Change	December 31, 2024	December 31, 2023	Change
Revenue ($millions)
Instruments and accessories (“I&A”)	$1,411.5	$1,143.7	23%	$5,079.0	$4,276.6	19%
Systems	654.6	480.2	36%	1,966.0	1,679.7	17%
Services	347.4	304.4	14%	1,307.1	1,167.8	12%
Total revenue	$2,413.5	$1,928.3	25%	$8,352.1	$7,124.1	17%
% Total recurring revenue (1)	80%	82%		84%	83%

Da Vinci Surgical System Placements by Geography
United States	284	209	36%	800	666	20%
Europe	89	71	25%	309	308	—%
Asia	96	110	(13)%	321	305	5%
Other markets	24	25	(4)%	96	91	5%
Total system placements*	493	415	19%	1,526	1,370	11%

Unit placements involving trade-ins	62	51	22%	150	240	(38)%

Da Vinci Surgical System Placements by Model
Dual Console da Vinci X Systems	2	—	N/M	5	4	25%
Single Console da Vinci X Systems	47	46	2%	170	176	(3)%
Dual Console da Vinci Xi Systems	76	99	(23)%	223	328	(32)%
Single Console da Vinci Xi Systems	164	251	(35)%	670	805	(17)%
Dual Console da Vinci 5 Systems	46	—	N/M	58	—	N/M
Single Console da Vinci 5 Systems	128	—	N/M	304	—	N/M
Da Vinci SP Systems	30	19	58%	96	57	68%
Total system placements*	493	415	19%	1,526	1,370	11%
*Systems placed under fixed-payment operating lease arrangements (included in total unit placements)	82	92	(11)%	309	304	2%
*Systems placed under usage-based operating lease arrangements (included in total unit placements)	140	109	28%	467	355	32%

Ion System Placements**	69	44	57%	271	213	27%
**Systems placed under fixed-payment operating lease arrangements (included in total unit placements)	24	14	71%	85	63	35%
**Systems placed under usage-based operating lease arrangements (included in total unit placements)	14	15	(7)%	68	54	26%

Other da Vinci Surgical System Metrics
Procedures (thousands)	725	613	18%	2,683	2,286	17%
Average Selling Price ($millions)	$1.59	$1.42	12%	$1.50	$1.42	5%
I&A revenue per procedure ($thousands)	$1.86	$1.80	3%	$1.81	$1.82	—%
Installed base (2)	9,902	8,606	15%	9,902	8,606	15%
(1) We present operating lease revenue, which is classified as systems revenue, as a component of total recurring revenue.
(2) During the fourth quarters of 2024 and 2023, we performed a verification audit of our installed base records that identified 54 and 41 systems, respectively, mostly older S and Si models, which had been retired. We removed these systems from our installed base estimate during the fourth quarters of 2024 and 2023, respectively.

Intuitive Surgical, Inc.
Unaudited Preliminary Trended Annual da Vinci Procedure Data

	Approximate Procedures (Thousands)			Percentage Change*
	Years Ended December 31,			Years Ended December 31,
	2024	2023	2022	2024	2023
United States
General Surgery	1,063	896	720	19%	25%
Gynecology	423	390	341	8%	15%
Urology	186	173	162	7%	7%
Other	85	73	59	18%	20%
Total United States	1,757	1,532	1,282	15%	19%
Outside of the United States
Urology	435	381	316	14%	21%
General Surgery	254	188	133	35%	42%
Other	237	185	144	28%	29%
Total Outside of the United States	926	754	593	23%	27%
Total Worldwide	2,683	2,286	1,875	17%	22%

* The approximate procedures are rounded to thousands, but the percentage changes are based on unrounded approximate procedures.

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements relate to unaudited preliminary trended annual procedure data, unaudited preliminary fourth quarter and full year 2024 revenue data and metrics, and other related subjects. The unaudited preliminary results are subject to the completion of Intuitive’s final closing procedures and an audit by Intuitive’s independent registered accounting firm and, therefore, are subject to adjustment. These forward-looking statements are based on Intuitive’s current expectations and estimates and are subject to risks and uncertainties that could cause actual events and results to vary significantly from those implied by such statements. These forward-looking statements should, therefore, be considered in light of various important factors, including, but not limited to, the following: completion of Intuitive’s final closing procedures, final adjustments, and other developments that may arise in the course of audit and review procedures; and other risk factors under the heading “Risk Factors” in Intuitive’s Annual Report on Form 10-K for the year ended December 31, 2023, as updated by Intuitive’s other filings with the Securities and Exchange Commission.